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                                                                     Exhibit 3.2

                                     BYLAWS

                                       OF

                        UNION PLANTERS HOME EQUITY CORP.

                                     * * * *


                                   ARTICLE I.

                                     OFFICES

                  Union Planters Home Equity Corp. (the "Corporation") may have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. Place. All meetings of the stockholders for the election of directors and for any other purpose or purposes shall be held either within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice.

                  SECTION 2. Date of Annual Meeting. The annual meeting of stockholders shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. If the day so designated shall be a legal holiday, then such meeting shall be held on the first business day thereafter that is not a legal holiday. A failure to hold an annual meeting of stockholders at the designated time or to elect a sufficient number of directors to conduct the business of the Corporation shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation except as may be otherwise specifically provided in the Delaware General Corporation Law.

                  SECTION 3. Notice of Annual Meeting. Subject to Article IV hereof, written or printed notice stating the place, day and hour of any meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officers or persons calling the meeting, to each stockholder of record entitled to vote at the meeting.

                  SECTION 4. Call of Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President or, in his absence, the Secretary, and shall be called by the



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President or Secretary at the request in writing of a majority of the Board of
Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                  SECTION 5. Notice of Special Meeting. Subject to Article IV hereof, written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least three days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  SECTION 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Corporation's certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally called.

                  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law or of the Corporation's certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                  SECTION 7. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, at a place within the city, town or village where the election is to be held (which place shall be specified in the notice of the meeting), and the list shall be produced and kept at the time and place of the election during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

                  SECTION 8. Voting. At every meeting of the stockholders, each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors



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which has been transferred on the books of the Corporation within twenty days preceding such election of directors.

                  SECTION 9. Proxies. At a meeting of the shareholders, every shareholder having the right to vote will be entitled to vote in person, or by proxy appointed by an instrument in writing signed by the shareholder or by his duly authorized attorney in fact, bearing a date not more than eleven (11) months prior to the meeting unless the instrument provides for a longer period. All proxies shall be filed with the Secretary of the Corporation prior to or at the meeting.

                  SECTION 10. Stockholder Action Without Meetings. Any action required by the Delaware General Corporation Law, the certificate of incorporation of the Corporation or these Bylaws to be taken, or any action that may be taken, at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

                  SECTION 1. Functions. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation's certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                  SECTION 2. Qualification and Number. The number of directors may be fixed from time to time by action of the stockholders or of the directors, with a minimum of 1 and a maximum of 15; but if the number is not so fixed, the number shall be 3. The directors shall be elected at annual meetings of the stockholders, except as provided in Section 4 of this Article, and each director elected shall hold office until his successor is elected and qualified. A director need not be a stockholder or a citizen or resident of the United States or the State of Delaware.

                  SECTION 3. Place of Meeting. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                  SECTION 4. Election, Term and Vacancies. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and provision of notice of such meeting to the newly elected directors shall not be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place



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as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

                  SECTION 5. Call of Special Meeting. Special meetings of the Board may be called by the President or, in his absence, the Secretary, on two days' notice to each director; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two or more directors.

                  SECTION 6. Notice; Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed by these Bylaws or by Board action taken at, or prior to, the immediately preceding meeting of the Board.

                  Notice of the time and place of each special meeting of the Board of Directors shall be sent to each director by mail, telegraph, wireless telegraph, radio, cable, telex, facsimile or other method of electronic communication then generally accepted for business use, or messenger, or any combination thereof, addressed to such director at his address as it appears on the records of the Corporation, or telephoned or delivered to him personally, at least two days before the meeting, or, if the person calling the meeting is the President, and the notice is given by one of the methods specified above other than mail, such shorter period as the person calling the meeting may deem appropriate in the circumstances.

                  Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time for the meeting stated therein. Attendance of any director at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice, except as otherwise provided in these Bylaws.

                  SECTION 7. Quorum and Action. At all meetings of the Board a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Corporation's certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.



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                  SECTION 8. Removal of Directors. Except as may otherwise be provided by the Delaware General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

                  SECTION 9. Written Consent. Unless otherwise restricted by the Corporation's certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or of such committee.

                  SECTION 10. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, with the exception of any authority the delegation of which is prohibited by Section 141 of the Delaware General Corporation Law, and may authorize the affixation of the Corporation's seal to all papers that may require such affixation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                  SECTION 11. Electronic Communication. Any member or members of the Board of Directors or of any committee thereof may participate in a meeting of the Board, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

                  SECTION 12. Compensation. The Corporation may pay the directors their expenses, if any, for attendance at each meeting of the Board of Directors, and a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                WAIVER OF NOTICE

                  Whenever any notice is required to be given under the provisions of any statute or of the Corporation's certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the receipt by such person or persons of such notice.



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                                    ARTICLE V

                                    OFFICERS

                  SECTION 1. Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The President may also appoint a Treasurer, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person.

                  SECTION 2. Appointment of Officers. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President from among the directors, and shall choose a Secretary, who need not be a member of the Board.

                  SECTION 3. Appointment of Additional Officers and Agents. The President may appoint such other officers and agents as he shall deem necessary. Such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the President.

                  SECTION 4. Salaries. The salaries, if any, of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                  SECTION 5. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice thereof to the President or to the Board of Directors. Any such resignation will take effect as of the date. The acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                  SECTION 6. President. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

                  The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where otherwise required or permitted by law to be signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                  SECTION 7. Vice President. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.



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                  SECTION 8. Secretary and Assistant Secretaries. The Secretary
shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

                  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  SECTION 9. Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

                  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

                  SECTION 10. Action of President to Make Certain Appointments. The President shall, in addition to the powers and responsibilities included within Section 6 of this Article V, also have the power from time to time, by action in writing, to appoint employees of the Corporation who have responsibility for the performance and supervision of certain special functions as may be assigned to them from time to time in the corporation, and who may have or include the title of "Vice President"; and to appoint Assistant Secretaries and Assistant Treasurers. Any employee so appointed may have other duties and other titles, subject to limitations prescribed by applicable law. Any such employee so appointed shall perform in the particular capacity at the will of the Board of Directors or the President; and he shall not be deemed, by virtue of such appointment, to be an officer of the Corporation.


                                   ARTICLE VI

                              CERTIFICATES OF STOCK



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                  SECTION 1. Execution of Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

                  Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be affixed to the certificate by facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to hold the office or offices indicated by their signatures, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

                  SECTION 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the delivery to the Board of Directors of an affidavit of the person claiming the certificate of stock to have been lost, stolen or destroyed certifying to such loss, theft or destruction. When authorizing the issue of any new certificate in lieu of a certificate alleged to have been lost, stolen or destroyed, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give to the Corporation a bond in such sum as the Board of Directors may require as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  SECTION 3. Transfer of Stock. Upon surrender to the Corporation or to the transfer agent for the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession or assignment, it shall be the duty of the Corporation to issue a new certificate registered in the name of the designated transferee, successor or assignee, and to record the transfer in the Corporation's stock ownership records.

                  SECTION 4. Record Dates. The Board of Directors is authorized to fix a time in accordance with the provisions of the Delaware General Corporation Law as the record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, to consent or dissent in writing for any corporate action without a meeting, to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for any other lawful action; provided, that if as to any particular determination no such record date is so fixed by the Board of Directors, the record date for such determination shall be the date prescribed by the Delaware General Corporation Law for that purpose.



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                  SECTION 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether it shall have received actual or other notice thereof, except as otherwise provided by the laws of the State of Delaware.


                                   ARTICLE VII

                               GENERAL PROVISIONS

                  SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Corporation's certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the Corporation's certificate of incorporation.

                  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                  SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by resolution of the Board of Directors.

                  SECTION 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE VIII

                                   AMENDMENTS

                  These Bylaws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.


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